SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                   May 5, 1999

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                              THERMO TERRATECH INC.
             (Exact name of Registrant as specified in its charter)


Delaware                        1-9549                    04-2925807
(State or other               (Commission              (I.R.S. Employer
jurisdiction of               File Number)             Identification Number)
incorporation or
organization)


81 Wyman Street
Waltham, Massachusetts                                      02454-9046
(Address of principal executive offices)                    (Zip Code)


                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)



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Item 5.     Other Events

      On May 5, 1999, Thermo Electron Corporation ("Thermo Electron"), the Registrant's parent corporation, and the Registrant issued press releases stating that the Registrant may be merged into and become a wholly owned subsidiary of Thermo Electron. Public shareholders of the Registrant would receive shares of common stock of Thermo Electron in exchange for their shares of the common stock of the Registrant.

      In addition, the press releases discussed modifications to Thermo Electron's previously announced plan to merge ThermoRetec Corporation ("Retec") and The Randers Killam Group Inc. ("Randers"), each majority-owned, publicly traded subsidiaries of the Registrant, into the Registrant. Each of Randers and Retec may now be merged into and become wholly owned subsidiaries of Thermo Electron. Public shareholders of Randers and Retec would receive shares of common stock of Thermo Electron in exchange for their shares of the common stock of Randers and Retec, respectively.

      The completion of these transactions is subject to numerous conditions, including the establishment of prices and exchange ratios, confirmation of anticipated tax consequences, approval by the directors of each of the
Registrant, Randers, and Retec, including the independent directors of such companies, negotiation and execution of definitive purchase and sale or merger agreements, clearance by the Securities and Exchange Commission of a registration statement and proxy materials regarding the proposed transactions, and, where appropriate, receipt of fairness opinions from investment banking firms.



Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 12th day of May, 1999.



                                        THERMO TERRATECH INC.


                                        By:  /s/ Theo Melas-Kyraizi
                                             Theo Melas-Kyriazi
                                             Chief Financial Officer